Filed Pursuant to Rule 424(b)(5)

Registration No. 333-216855

PROSPECTUS SUPPLEMENT

(to Prospectus dated March 29, 2017)

Up to $20,000,000

Common Stock

_____________________________

We have entered into a sales agency agreement, dated August 16, 2017, with Sandler O’Neill + Partners, L.P. (“Sandler O’Neill”) and FIG Partners, LLC (“FIG”), as our sales agents (each a “Sales Agent” and collectively, the “Sales Agents”), for the offer and sale from time to time of shares of our common stock, par value $4.00 per share, having an aggregate gross sales price of up to $20,000,000 offered by this prospectus supplement and accompanying prospectus.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus will be made in sales deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). The shares of common stock generally will be offered and sold through the Sales Agents over a period of time and from time to time made by means of ordinary broker transactions on the NASDAQ Global Market at market prices prevailing at the time, at prices related to the prevailing market prices or at negotiated prices, pursuant to the sales agency agreement.

Accordingly, an indeterminate number of shares of common stock will be sold up to that number of shares having an aggregate gross sales price of up to $20,000,000. We will pay the Sales Agents a commission of up to 2.0% of the gross sales price per share agreed upon at the time of sale. The net proceeds we receive from the sale of the shares will be the gross proceeds received from such sales less the commissions and other costs we may incur in issuing the shares. See “Plan of Distribution” in this prospectus supplement for further information.

The Sales Agents are not required to sell any specific number or dollar amount of shares of our common stock. Subject to the terms and conditions of the sales agency agreement, the Sales Agents will use their commercially reasonable efforts, as our agent, to sell on our behalf any common stock to be offered, as instructed by us. The offering of our common stock pursuant to the sales agency agreement will terminate upon the earlier of (1) the sale of all of the shares of our common stock subject to the sales agency agreement and (2) the termination of the sales agency agreement by us, by the Sales Agents, or by its terms, as applicable.

We also may sell shares or we may sell shares to the Sales Agents as principal for their own accounts, at a price agreed upon at the time of sale. If we sell shares to the Sales Agents as principal or other than in accordance with the sales agency agreement, we will enter into a separate agreement setting forth the terms of such transaction and we will describe such agreement in a separate prospectus supplement or pricing supplement.

Our common stock is listed on the NASDAQ Global Market under the symbol “FMBH.” On August 15, 2017, the last reported sale price of our common stock on the NASDAQ Global Market was $35.18 share.

The shares of our common stock are not deposits or obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation (the “FDIC”) or any other governmental agency.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-3 of this prospectus supplement, as well as those risk factors contained in our reports filed with the Securities and Exchange Commission, or the SEC, that are incorporated or deemed to be incorporated by reference herein, to read about other risk factors you should consider before buying shares of our common stock.

None of the SEC, any state securities commission, the Board of Governors of the Federal Reserve System, the FDIC or any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

FIG Partners, LLC

The date of this prospectus supplement is August 16, 2017.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

ABOUT THIS PROSPECTUS SUPPLEMENT	S-ii
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	S-iii
PROSPECTUS SUPPLEMENT SUMMARY	S-1
THE OFFERING	S-2
RISK FACTORS	S-3
USE OF PROCEEDS	S-5
DIVIDEND POLICY	S-5
PLAN OF DISTRIBUTION	S-5
TRANSFER AGENT	S-6
LEGAL MATTERS	S-6
EXPERTS	S-6
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	S-6
WHERE YOU CAN FIND MORE INFORMATION	S-7

PROSPECTUS

ABOUT THIS PROSPECTUS	1
RISK FACTORS	1
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	1
FIRST MID-ILLINOIS BANCSHARES, INC.	2
USE OF PROCEEDS	2
RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS	2
DESCRIPTION OF SECURITIES WE MAY OFFER	4
DESCRIPTION OF CAPITAL STOCK	4
DESCRIPTION OF DEBT SECURITIES	7
DESCRIPTION OF WARRANTS	13
DESCRIPTION OF DEPOSITARY SHARES	14
DESCRIPTION OF SUBSCRIPTION RIGHTS	16
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS	16
DESCRIPTION OF UNITS	16
PLAN OF DISTRIBUTION	17
WHERE YOU CAN FIND MORE INFORMATION	18
LEGAL MATTERS	19
EXPERTS	19

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also supplements and, in certain cases, updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, as well as the information in the documents to which we have referred you in the sections entitled “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” in this prospectus supplement.

If the information set forth in this prospectus supplement differs from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.  Similarly, if the information set forth in this prospectus supplement differs from the information contained in any document incorporated by reference that was filed prior to the date of this prospectus supplement, you should rely on the information set forth in this prospectus supplement.

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of our common stock. We are not making any representation to you regarding the legality of an investment in the common stock by you under applicable investment or similar laws.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus filed by us with the SEC. This prospectus supplement may be used only for the purpose for which it has been prepared.  No one is authorized to give information other than that contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus filed by us with the SEC and the documents referred to in this prospectus supplement and which are made available to the public. We have not, and the Sales Agents have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not, and the Sales Agents are not, making an offer to sell the common stock in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or any free writing prospectus filed by us with the SEC or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer to sell, or the solicitation on our behalf or on behalf of the Sales Agents, of an offer to purchase, any of the common stock and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in the sales agency agreement or any other agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purposes of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. In some cases, such representations, warranties and covenants may also be qualified by confidential disclosure schedules which may not be publicly filed. Moreover, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

All references in this prospectus supplement and the accompanying prospectus to “First Mid-Illinois Bancshares,” “First Mid,” the “company,” “we,” “us,” “our,” or similar references refer to First Mid-Illinois Bancshares, Inc., and its subsidiaries on a consolidated basis, except where the context otherwise requires or as otherwise indicated.

S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein may contain forward-looking information within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are intended to be covered by the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements relate to future events or future predictions, including events or predictions relating to future financial performance, and are generally identifiable by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “plan,” “intend,” or “anticipate” or the negative thereof or comparable terminology. These forward-looking statements are only predictions and estimates regarding future events and circumstances and involve known and unknown risks, uncertainties and other factors, including the risks described under “Risk Factors” in this prospectus supplement, the accompanying prospectus and our Annual Report on Form 10-K for the year ended December 31, 2016, which is incorporated by reference herein, as such factors may be updated from time to time in our filings with the SEC, that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. This information is based upon various assumptions that may not prove to be correct.

In addition to the risks described under “Risk Factors” in this prospectus supplement, the accompanying prospectus and the reports we file with the SEC under the Exchange Act, important factors to consider and evaluate with respect to such forward-looking statements include:

•	changes in external competitive market factors that might impact our results of operations;

•	changes in laws and regulations;

•	changes in our business strategy or an inability to execute our strategy due to the occurrence of unanticipated events;

•	our ability to identify potential candidates for, and consummate, acquisition or investment transactions;

•	local, regional and national economic conditions and events and the impact they may have on us and our customers;

•	costs and effects of regulatory and legal developments, including the results of regulatory examinations and the outcome of regulatory or other governmental inquiries and proceedings, such as fines or restrictions on our business activities;

•	our ability to attract deposits and other sources of liquidity;

•	changes in the financial performance and/or condition of our borrowers;

•	changes in the level of non-performing and classified assets and charge-offs;

•	changes in estimates of future loan loss reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements;

•	inflation, interest rate, securities market and monetary fluctuations;

•	timely development and acceptance of new banking products and services and perceived overall value of these products and services by users;

•	changes in consumer spending, borrowing and saving habits;

•	technological changes;

S-iii

•	our ability to increase market share and control expenses;

•	continued volatility in the credit and equity markets and its effect on the general economy;

•	effects of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters;

•	our ability to implement and maintain our disclosure controls, processes and procedures, as well as our internal control over financial reporting;

•	our ability to successfully implement our growth strategy (including our Achieve 2020 strategic plan), control expenses and maintain liquidity; and

•	First Mid-Illinois Bank & Trust’s ability to pay dividends to First Mid-Illinois Bancshares.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, or, in the case of other documents referred to or incorporated by reference herein, the dates of those documents. We do not undertake any obligation to release publicly or otherwise provide any revisions to these forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events, except as may be required under applicable law.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information contained elsewhere in this prospectus supplement and the accompanying prospectus and in the documents we incorporate by reference. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” section contained in this prospectus supplement and the accompanying prospectus, our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and our financial statements and the related notes and the other documents incorporated by reference herein, which are described under the heading “Incorporation of Certain Documents by Reference” in this prospectus supplement.

First Mid-Illinois Bancshares, Inc.

First Mid-Illinois Bancshares, Inc. is a registered financial holding company. The Company is engaged in the business of banking through its wholly owned subsidiary, First Mid-Illinois Bank & Trust, N.A, a nationally chartered commercial bank headquartered in Mattoon, Illinois (the “Bank”). The Company provides data processing services to affiliates through another wholly owned subsidiary, Mid-Illinois Data Services, Inc. The Company offers insurance products and services to customers through its wholly owned subsidiary, The Checkley Agency, Inc. doing business as First Mid Insurance Group. The Company also owns three statutory business trusts, First Mid-Illinois Statutory Trust I, First Mid-Illinois Statutory Trust II, and Clover Leaf Statutory Trust I, each of which is an unconsolidated subsidiary of the Company.

The Company, a Delaware corporation, was incorporated on September 8, 1991.  As of June 30, 2017, the Company had approximately $2.8 billion in total assets and employed 590 people on a full time equivalent basis. The Bank’s history dates back to 1865 when it was established as First National Bank of Mattoon. We operate in three primary lines of business: community banking, wealth management and insurance. Of these, the community banking line of business contributes approximately 97% of the Company’s total revenues and profits. Within the community banking line, we serve commercial, retail and agricultural customers with a broad array of deposit and loan related products through a network of 52 banking centers in 37 Illinois and Missouri communities. Our wealth management line of business provides estate planning, investment and farm management services for individuals and employee benefit services for business enterprises. Our insurance brokerage line of business provides commercial lines insurance to businesses as well as homeowner, automobile, health, life and other types of personal lines insurance to individuals.

We face significant competition in all areas in which the Bank does business. We compete for commercial and individual deposit, loans, and trust business with many commercial banks, savings and loans, and credit unions. The principal methods of competition in the banking and financial services industry are quality of services to customers, ease of access to facilities, on-line services and pricing of services, including interest rates paid on deposits, interest rates charged on loans, and fees charged for fiduciary and other banking services.

Our principal executive offices are located at 1421 Charleston Avenue, Mattoon, Illinois 61938 and our telephone number is (217) 258-0463. Our website address is www.firstmid.com. Information found on or accessible through our website is not a part of, and is not incorporated into and shall not be deemed to be part of, this prospectus supplement or the accompanying prospectus. Our common stock is listed on the Nasdaq Global Market under the symbol “FMBH.”

THE OFFERING

Issuer	First Mid-Illinois Bancshares, Inc.

Securities Offered	Shares of our common stock having an aggregate offering price of up to $20,000,000.

Manner of Offering	“At the market offering” that may be made from time to time through the Sales Agents. See “Plan of Distribution” beginning on page S-5 of this prospectus supplement.

Use of Proceeds	We expect to use the net proceeds generated by this offering for general corporate purposes, which may include working capital to support organic growth at the Bank, and to support possible acquisitions of other financial institutions, should opportunities for such acquisitions arise. We have no current agreement to acquire any other financial institutions. We have not identified the amounts we will spend on any specific purpose. Accordingly, we will retain broad discretion over the use of the net proceeds. See “Use of Proceeds” on page S-5 of this prospectus supplement.

NASDAQ Global Market Symbol	FMBH

Dividend Policy	We currently pay a semi-annual cash dividend of $0.32 per share. Although we expect to continue paying dividends semi-annually, any future determination to pay dividends on our common stock will be made by our board of directors and will depend upon our results of operations, financial condition, capital requirements, regulatory and contractual restrictions, our business strategy and other factors that our board of directors deems relevant. See “Dividend Policy” on page S-5 of this prospectus supplement.

Risk Factors	An investment in our common stock involves risks. Prospective investors should carefully consider the matters discussed under the caption entitled “Risk Factors” beginning on page S-3 of this prospectus supplement, as well as in our reports filed with the SEC, and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

RISK FACTORS

An investment in our common stock involves substantial risks. In consultation with your own advisers, you should carefully consider, among other matters, the factors set forth below and in the accompanying prospectus as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding whether an investment in our common stock is suitable for you. In particular, you should carefully consider, among other things, the factors described under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016, which is incorporated herein by reference, and any reports we file with the SEC in the future, which may amend, supplement or supersede those factors. If any of the risks contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus develop into actual events, our business, financial condition, liquidity, results of operations and prospects could be materially and adversely affected, the market price of our common stock could decline and you may lose all or part of your investment. Some statements in this prospectus supplement, including statements in the following risk factors, constitute forward-looking statements. See the “Cautionary Note Regarding Forward-Looking Statements” sections in this prospectus supplement and in the accompanying prospectus.

Risks Related to Our Business

For a discussion of risks applicable to our business and operations, please refer to the section entitled “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, each of which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

Risks Related to this Offering and our Common Stock

We have broad discretion in using the net proceeds, if any, from this offering and may use the proceeds in ways with which you may not agree and in ways that may not enhance our operating results or the value of our common stock.

We are not guaranteed to receive any particular amount of proceeds from this offering.  In addition, our management will retain broad discretion over the use of any proceeds we do receive from this offering, and we may ultimately use the proceeds in ways that do not improve our results of operations or enhance the value of our common stock or otherwise in ways with which you do not agree. If we do not invest or apply the proceeds of this offering effectively and on a timely basis, it could have a material adverse effect on our business and could cause the market price of our common stock to decline.

We may issue additional shares of common stock, preferred stock or equity, debt or derivative securities in the future, which could adversely affect the value or voting power of your shares of common stock.

We are generally able to offer shares of our common stock or preferred stock by action of our board of directors without further shareholder approval.  In addition, our board of directors has authority to issue senior and subordinated debt without further shareholder approval. These securities may be issued in a variety of circumstances and for a variety of purposes, for cash, services or as full or partial consideration in connection with acquisitions of assets or businesses.  Future issuances may result in the dilution of the value and/or voting power of the shares of our common stock you purchase in this offering, and could cause the market price of our common stock to decline.

General market conditions and unpredictable factors could adversely affect market prices for the common stock, which may make it difficult for you to resell shares of common stock at a time or price they find attractive.

There can be no assurance about the market prices for the common stock. A variety of factors, many of which are beyond our control, could influence the market price of the common stock, including:

•	our operating performance, financial condition and prospects, or the operating performance financial condition and prospects of our competitors;

•	changes in financial estimates or publication of research reports and recommendations by financial analysts with respect to us or other financial institutions;

•	reports in the press or investment community regarding stock prices generally or relating to our reputation or the financial services industry;

•	proposed or adopted regulatory changes or developments;

•	developments in the securities, credit and housing markets, and developments with respect to financial institutions generally; and

•	economic, financial, corporate, securities market, geopolitical, regulatory or judicial events that affect us, the banking industry or the financial markets generally.

We are a holding company and depend on our subsidiaries for dividends, distributions and other payments.

First Mid-Illinois Bancshares, Inc. is a legal entity separate and distinct from our banking and other subsidiaries. Our principal source of cash flow, including cash flow to pay dividends to our shareholders and to pay principal of and interest on our outstanding debt, is dividends from our banking subsidiary. Various federal and state statutes, regulations and rules limit, directly or indirectly, the amount of dividends that our banking and other subsidiaries may pay to us without regulatory approval. In particular, dividend and other distributions from the Bank to us could require notice to or approval of the applicable regulatory authority in certain circumstances. There can be no assurances that we would receive such approval, if it were required.

In addition, the Federal Reserve, the Office of the Comptroller of the Currency (the “OCC”) and the FDIC have the authority to prohibit or to limit the payment of dividends by a banking organization under its jurisdiction if, in the regulator’s opinion, the organization is engaged in or is about to engage in an unsafe or unsound practice.  Depending on the financial condition of the Bank, we may be deemed to be engaged in an unsafe or unsound practice if the Bank were to pay dividends. Federal Reserve and OCC policies generally require insured banks to only pay dividends out of current operating earnings.

Payment of dividends could also be subject to regulatory limitations if the Bank became “under-capitalized” for purposes of the “prompt corrective action” regulations of the federal bank regulatory agencies.  See “Item 1, Business—Supervision and Regulation” in Part I of our Annual Report on Form 10-K for the year ended December 31, 2016 for more information relating to federal and state regulations and rules that may limit the payment of dividends.

No assurances can be given that the Bank will, in any circumstances, pay dividends to us. If the Bank fails to make dividend payments to us, and sufficient cash or liquidity is not otherwise available, we may not be able to make principal and interest payments on our outstanding debt or dividend payments on our common stock.

An investment in our common stock is not an FDIC insured deposit.

The shares of common stock are not savings accounts, deposits or other obligations of any of our bank or non-bank subsidiaries and are not insured or guaranteed by the FDIC or any other governmental agency or instrumentality. Your investment will be subject to investment risk and you may experience complete loss with respect to your investment.

USE OF PROCEEDS

We are not guaranteed to receive any particular amount of proceeds from this offering.  The amount of the proceeds we receive from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold.

We expect to use the net proceeds, if any, generated by this offering for general corporate purposes, which may include working capital to support organic growth at the Bank, and to support future acquisitions of other financial institutions, should opportunities to acquire other institutions arise. We have no current agreement to acquire any other financial institution.  We have not identified the amounts we will spend on any specific purpose. Accordingly, we will retain broad discretion over the use of the net proceeds.

DIVIDEND POLICY

We currently pay a semi-annual cash dividend of $0.32 per share.  Although we expect to continue paying dividends semi-annually, any future determination to pay dividends on our common stock will be made by our board of directors and will depend upon our results of operations, financial condition, capital requirements, regulatory and contractual restrictions, our business strategy and other factors that our board of directors deems relevant.

PLAN OF DISTRIBUTION

We have entered into a sales agency agreement with Sandler O’Neill and FIG dated August 16, 2017, under which we may issue and sell from time to time shares of our common stock having an aggregate gross sales price of up to $20,000,000 through Sandler O’Neill and FIG as our Sales Agents. Sales of the shares of common stock, if any, under this prospectus supplement and the accompanying prospectus will be made in “at-the-market” offerings as defined in Rule 415 of the Securities Act, including sales made by ordinary brokers’ transactions on the NASDAQ Global Market or other transactions prevailing at the time of the sale, at prices related to the prevailing market prices, or at negotiated prices.

The Sales Agents will offer our common stock subject to the terms and conditions of the sales agency agreement on a daily basis or as otherwise agreed upon by us and the Sales Agents. Upon acceptance of written instructions from us, the Sales Agents will use their commercially reasonable efforts to sell on our behalf all of the designated shares of our common stock under the terms and subject to the conditions set forth in the sales agency agreement. We will instruct the Sales Agents as to the amount of common stock to be sold by them. We may instruct the Sales Agents not to sell common stock if the sales cannot be effected at or above the price designated by us in any instruction. We or the Sales Agents may suspend the offering of our common stock under certain circumstances set forth in the sales agency agreement by notifying the other party.

The Sales Agents will receive from us a commission equal to 2.0% of the gross sales price per share for any shares sold through it as our Sales Agent under the sales agency agreement. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such shares. We have agreed to reimburse the Sales Agents for legal expenses incurred by them subject to certain limitations. We estimate that the total expenses of the offering payable by us, excluding discounts and commissions payable to the Sales Agents under the sales agency agreement, will be approximately $250,000. Each Sales Agent will provide written confirmation to us following the close of trading on the NASDAQ Global Market each day in which shares of common stock are sold by such Sales Agent for us under the sales agency agreement. Each confirmation will include the number of shares sold on that day, the gross sales price per share, the net proceeds to us and the compensation paid by us to the Sales Agent in connection with the sales of common stock.

Settlement for sales of shares of common stock will occur, unless the parties agree otherwise, on the third or second business day following the date on which any sales were made in return for payment of the net proceeds to us (such number of days to be in accordance with applicable SEC requirements and industry standards). There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Under the terms of the sales agency agreement, we also may sell shares of our common stock to the Sales Agents, as principal for their own accounts, at a price agreed upon at the time of sale. If we sell shares to the Sales Agents as principal or other than in accordance with the sales agency agreement, we will enter into a separate agreement with the Sales Agents, and we will describe such agreement in a separate prospectus supplement or pricing supplement.

We will report in a prospectus supplement and/or filings under the Exchange Act at least quarterly the number of shares of our common stock sold through the Sales Agents under the sales agency agreement, the net proceeds to us and the compensation paid by us to the Sales Agents in connection with the sales of our common stock.

In connection with the sale of common stock on our behalf, the Sales Agents may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the Sales Agents may be deemed to be underwriting commissions or discounts. We have agreed in the sales agency agreement to indemnify the Sales Agents against certain specified liabilities, including liabilities under the Securities Act, or to contribute to payments that the Sales Agents may be required to make because of those liabilities.

In the ordinary course of its business, each of Sandler O’Neill and FIG and/or their respective affiliates have engaged and may engage in commercial and investment banking transactions, financial advisory and other transactions with us. They have received, or may receive, customary compensation and expenses. To the extent required by Regulation M, neither Sandler O’Neill nor FIG will engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

The offering of shares of our common stock pursuant to the sales agency agreement will terminate upon the earlier of (1) the sale of all shares of common stock subject to the sales agency agreement, up to an aggregate gross sales price of $20,000,000 and (2) the termination of the sales agency agreement by us or by the Sales Agents, or by its terms, as applicable.

TRANSFER AGENT

The Transfer Agent for our common stock is Computershare.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Schiff Hardin LLP of Chicago, Illinois. The Selling Agents are being represented in connection with this offering by Vedder Price P.C. of Chicago, Illinois.

EXPERTS

Our audited consolidated financial statements as of December 31, 2016 and 2015, and for each of the three years in the period ended December 31, 2016, and the effectiveness of our internal control over financial reporting as of December 31, 2016, incorporated by reference in this prospectus supplement and the accompanying prospectus have been so incorporated in reliance upon the reports of BKD, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. These documents may include periodic reports, such as our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and definitive Proxy Statements. Any documents that we subsequently file with the SEC will automatically update and replace the information we previously filed with the SEC. Therefore, in the case of a conflict or inconsistency between information set forth in this prospectus supplement or the accompanying prospectus and information incorporated by reference into this prospectus supplement or the accompanying prospectus, you should rely on the information contained in the document that was filed later.

This prospectus supplement and the accompanying prospectus supplement incorporate by reference the documents listed below that we previously have filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

  our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 6, 2017, including the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 14, 2017 that are incorporated therein;

  our Quarterly Reports on Form 10-Q, filed with the SEC on May 10, 2017 and August 4, 2017;

  our Definitive Proxy Statement for our 2017 Annual Meeting of Stockholders on Schedule 14A filed with the SEC on March 14, 2017;

  our Current Reports on Form 8-K, filed with the SEC on March 3, 2017, March 20, 2017, April 17, 2017, April 26, 2017, May 1, 2017, May 25, 2017 and July 27, 2017 (in each case other than those portions furnished under Item 2.02 or 7.01 of Form 8-K); and

  the description of our common stock contained in our registration statement on Form 8-A filed on April 30, 2014, as amended by Form 8-A/A filed on January 21, 2015, and any further amendment or report filed for the purpose of updating such description.

We are also incorporating by reference all other documents that we subsequently file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than, in each case, information deemed to have been furnished and not filed in accordance with SEC rules), prior to the termination of this offering.

You may obtain a copy of any or all of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus (other than an exhibit to a document unless that exhibit is specifically incorporated by reference into that document) from the SEC on its web site at www.sec.gov. You also may obtain these documents from us without charge by visiting our web site at http://www.firstmid.com or by requesting them from Aaron Holt, Vice President Investor Relations, First Mid-Illinois Bancshares, Inc., 1421 Charleston Avenue, Mattoon, Illinois 61938; telephone (217) 258-0463.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. You can request copies of these documents by writing to the SEC and paying a fee for the copying costs. Our SEC filings are also available at the SEC’s website at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. In addition, we maintain a website that contains information about us at http://www.firstmid.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus supplement or the accompanying prospectus or any other report or document we file with or furnish to the SEC.

We have also filed a registration statement (No. 333-216855) with the SEC relating to the securities offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus are parts of the registration statement. You may obtain from the SEC a copy of the registration statement and exhibits that we filed with the SEC when we registered the securities offered by this prospectus supplement and the accompanying prospectus. The registration statement may contain additional information that may be important to you.

PROSPECTUS

$60,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Depositary Shares

Subscription Rights

Stock Purchase Contracts

Stock Purchase Units

Units

_________________

First Mid-Illinois Bancshares, Inc. (“we,” “us,” “our” or the “Company”) may offer from time to time to sell, in one or more series, and in any combination, the securities described in this prospectus. The aggregate initial offering price of the securities that we offer will not exceed $60,000,000.00. This prospectus describes the general terms of these securities and the general manner in which we will offer them. Each time that we offer and sell securities using this prospectus, we will provide a supplement to this prospectus that contains specific information about the securities and their terms and the manner in which we will offer them for sale. Any supplement to this prospectus may also add or update information contained in this prospectus. You should carefully read this prospectus and any supplement to this prospectus, as well as any documents we have incorporated into this prospectus by reference, before you invest in any of these securities. References herein to “prospectus supplement” are deemed to refer to any pricing supplement or free writing prospectus describing the specific pricing or other terms of the applicable offering that we prepare and distribute.

We may offer and sell these securities through underwriters, dealers or agents, or directly to purchasers on a continuous or delayed basis. We will provide the names of any such underwriters, dealers or agents used in connection with the sale of any of these securities, as well as any fees, commissions or discounts we may pay to such underwriters, dealers or agents in connection with the sale of these securities, in the applicable prospectus supplement.

Our common stock is listed on the NASDAQ Global Market under the symbol “FMBH”. Our principal executive offices are located at 1421 Charleston Avenue, Mattoon, Illinois 61938 and our telephone number is (217) 258-0463.

These securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state or jurisdiction where the offer or sale is not permitted.

_________________

Investing in our securities involves risks. You should refer to the section entitled “Risk Factors” on page 1 of this prospectus, as well as the risk factors included in the applicable prospectus supplement and in certain of our periodic reports and other information that we file with the Securities and Exchange Commission, and carefully consider that information before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated March 29, 2017.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
RISK FACTORS	1
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	1
FIRST MID-ILLINOIS BANCSHARES, INC.	2
USE OF PROCEEDS	2
RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS	2
DESCRIPTION OF SECURITIES WE MAY OFFER	4
DESCRIPTION OF CAPITAL STOCK	4
DESCRIPTION OF DEBT SECURITIES	7
DESCRIPTION OF WARRANTS	13
DESCRIPTION OF DEPOSITARY SHARES	14
DESCRIPTION OF SUBSCRIPTION RIGHTS	16
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS	16
DESCRIPTION OF UNITS	16
PLAN OF DISTRIBUTION	17
WHERE YOU CAN FIND MORE INFORMATION	18
LEGAL MATTERS	19
EXPERTS	19

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with SEC using a shelf registration process. Under this shelf registration process, we may sell from time to time, in one or more offerings, on a continuous or delayed basis, any combination of the securities described in this prospectus for an aggregate initial offering price of $60,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. A prospectus supplement may also add, update, supplement or change information contained or incorporated by reference in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus (including the documents incorporated by reference) and any applicable prospectus supplement together with the additional information referred to under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus or in any prospectus supplement. We have not authorized anyone to provide you with different or additional information. Neither we nor anyone acting on our behalf is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of its date only.

Any of the securities described in this prospectus and in a prospectus supplement may be convertible or exchangeable into, or exercisable for, other securities that are described in this prospectus or will be described in a prospectus supplement, and may be issued separately, together or as part of a unit consisting of two or more securities, which may or may not be separate from one another.

The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the securities offered under this prospectus. You can find the registration statement at the SEC’s website at http://www.sec.gov or at the SEC office listed under the heading “Where You Can Find More Information.”

RISK FACTORS

An investment in our securities involves certain risks. Before making an investment decision, you should carefully read and consider the risk factors incorporated by reference in this prospectus, as the same may be updated from time to time by our future filings with the Securities and Exchange Commission, which we refer to as the SEC, as well as those contained in any applicable prospectus supplement. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and documents incorporated by reference in this prospectus also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such as discussions of the Company’s financial condition, results of operations, plans, objectives, future performance and the business of the Company. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company are identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions. You should not place undue reliance on any forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the SEC, we do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise.

Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. The factors that could have a material adverse effect on the operations and future prospects of the Company and its subsidiaries are detailed in the “Risk Factors” section included under Item 1A. of Part I of our most recent Annual Report on Form 10-K and in the “Risk Factors” sections of this prospectus and the applicable prospectus supplement. In addition, there are other factors that may impact any public company, including ours, which could have a material adverse effect on the operations and future prospects of the Company and its subsidiaries.

FIRST MID-ILLINOIS BANCSHARES, INC.

First Mid-Illinois Bancshares, Inc. is a Delaware corporation and registered financial holding company. The Company is engaged in the business of banking through its wholly-owned subsidiary, First Mid-Illinois Bank & Trust, N.A., a nationally chartered commercial bank headquartered in Mattoon, Illinois (“First Mid Bank”). The Company provides data processing services to affiliates through another wholly-owned subsidiary, Mid-Illinois Data Services, Inc. The Company offers insurance products and services to customers through its wholly-owned subsidiary, The Checkley Agency, Inc. doing business as First Mid Insurance Group. The Company also wholly owns three statutory business trusts, First Mid-Illinois Statutory Trust I, First Mid-Illinois Statutory Trust II, and Clover Leaf Statutory Trust I, each of which is an unconsolidated subsidiary of the Company.

As of December 31, 2016, the Company had total assets of approximately $2.9 billion, total gross loans, including loans held for sale, of approximately $1.8 billion, total deposits of approximately $2.3 billion and total stockholders’ equity of approximately $281 million.

First Mid common stock is traded on the NASDAQ Global Select Market under the ticker symbol “FMBH.”

Additional information about us is included in our filings with the SEC, which are incorporated by reference into this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, we will use the net proceeds we receive from the sale of the securities offered hereby for general corporate purposes, which may include, among other things, investments in or advances to our subsidiaries, working capital, capital expenditures, stock repurchases, debt repayment or the financing of possible acquisitions. The applicable prospectus supplement relating to a particular offering of securities by us will identify the particular use of proceeds for that offering. Until we use the net proceeds from an offering, we may place the net proceeds in temporary investments or hold the net proceeds in deposit accounts at a banking subsidiary of the Company.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table reflects our ratio of earnings to fixed charges and ratio of earnings to fixed charges and preferred stock dividends for each of the years in the five-year period ended December 31, 2016.

On November 17, 2014, the Company completed the mandatory conversion of all of the issued and outstanding shares of our Series B 9% Non-Cumulative Perpetual Convertible Preferred Stock into shares of the Company's common stock. On May 16, 2016, the Company completed the mandatory conversion of all of the issued and outstanding shares of our Series C 8% Non-Cumulative Perpetual Convertible Preferred Stock into shares of the Company's common stock. As a result, preferred stock dividends during the years ended December 31, 2012, 2013, and 2014 included dividends due on our Series B Preferred Stock and Series C Preferred Stock, and preferred stock dividends during the years ended December 31, 2015 and 2016 included solely dividends due on our Series C Preferred Stock.

For purposes of computing the ratios of earnings to fixed charges and earnings to fixed charges and preferred stock dividends:

•	earnings represent income from continuing operations before income taxes, plus fixed charges;

•	fixed charges, excluding interest on deposits, include interest expense (other than on deposits), the portion of net rental expense deemed to be equivalent to interest on long-term debt, and discount amortization; and

•	fixed charges, including interest on deposits, include all interest expense, the portion of net rental expense deemed to be equivalent to interest on long-term debt, discount amortization and preferred stock dividends.

	For the years ended December 31,
	2016	2015	2014	2013	2012
Ratio of earnings to fixed charges:
Excluding interest on deposits	21.59	19.36	21.34	21.16	13.10
Including interest on deposits	8.57	7.39	6.64	5.74	3.58
Ratio of earnings to fixed charges and preferred stock dividends:
Excluding interest on deposits	11.97	5.12	2.64	2.31	2.19
Including interest on deposits	6.62	3.75	2.24	1.97	1.74

DESCRIPTION OF SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the common stock, preferred stock, debt securities, warrants, depositary shares, subscription rights, stock purchase contracts, stock purchase units and units that we may offer and sell from time to time. When one or more of these securities are offered in the future, a prospectus supplement will explain the particular terms of the securities and the extent to which these general provisions may apply. The following summary descriptions and any summary descriptions in the applicable prospectus supplement do not purport to be complete descriptions of the terms and conditions of each security and are qualified in their entirety by reference to our Restated Certificate of Incorporation, as amended (our “Restated Certificate of Incorporation”), our Amended and Restated Bylaws (our “Bylaws”), the Delaware General Corporation Law and any other documents referenced in such summary descriptions and from which such summary descriptions are derived. If any particular terms of a security described in the applicable prospectus supplement differ from any of the terms described in this prospectus, you should rely on the prospectus supplement.

We may issue securities in book-entry form through one or more depositaries named in the applicable prospectus supplement. Each sale of a security in book-entry form will settle in immediately available funds through the applicable depositary, unless otherwise stated. We will issue the securities in registered form, without coupons, although we may issue the securities in bearer form if so specified in the applicable prospectus supplement. If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material terms, limitations, voting powers and relative rights of our capital stock as contained in our Restated Certificate of Incorporation, which is incorporated by reference herein. This summary does not purport to be a complete description of the terms and conditions of our capital stock in all respects and is subject to and qualified in its entirety by reference to our Restated Certificate of Incorporation, our Bylaws, the Delaware General Corporation Law and any other documents referenced in the summary descriptions and from which the summary descriptions are derived. Although we believe this summary covers the material terms and provisions of our capital stock set forth in our Restated Certificate of Incorporation, it may not contain all of the information that is important to you.

General

We have the authority to issue 18,000,000 shares of common stock, par value $4.00 per share, and 1,000,000 shares of preferred stock, no par value per share. As of March 3, 2017 we had 12,479,559 shares of common stock and no shares of preferred stock issued and outstanding.

Common Stock

Dividend Rights. Holders of our common stock are entitled to receive such dividends as are declared by the board of directors, which historically has considered payment of dividends semi-annually. The ability of the Company to pay dividends, as well as fund its operations, is dependent upon receipt of dividends from First Mid Bank. Regulatory authorities limit the amount of dividends that can be paid by First Mid Bank without prior approval from such authorities. For further discussion of First Mid Bank’s dividend restrictions, which would apply to dividends on the Preferred Stock as well as our common stock, see Item 1 - “Business – First Mid Bank and First Clover Leaf Bank ‒ Dividends,” and Item 8 “Financial Statements and Supplementary Data” Note 16 - “Dividend Restrictions,” in our Annual Report on 10-K for the year ended December 31, 2016.

Voting Rights. Holders of our common stock are entitled to one vote per share in all matters to be voted upon by stockholders. Certain amendments to our Restated Certificate of Incorporation, as amended, or the approval of certain business combinations, require the approval of at least 75% of our outstanding capital stock entitled to vote. Removal of a director from our board of directors requires the approval of at least 66 2/3% of our outstanding capital stock entitled to vote.

Liquidation Rights. If the Company liquidates, dissolves or winds-up its business, either voluntarily or involuntarily, our common stockholders will share equally in the assets remaining after creditors and preferred stockholders are paid.

Miscellaneous. The issued and outstanding shares of our common stock are fully paid and nonassessable. Holders of our common stock are not entitled to preemptive rights, and will be notified of any stockholders’ meeting according to applicable law.

Preferred Stock

General. We may issue up to 1,000,000 shares of preferred stock, no par value per share, from time to time in one or more series. Our board of directors, without further approval of our stockholders, has the authority to fix the dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, sinking funds and any other rights, preferences, privileges and restrictions applicable to each series of preferred stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of our common stock.

We will describe the particular terms of any series of preferred stock being offered in the applicable prospectus supplement relating to that series of preferred stock. Those terms may include:

•	the number of shares being offered;

•	the title and liquidation preference per share;

•	the purchase price;

•	the voting rights of that series of preferred stock;

•	the dividend rate or method for determining that rate;

•	the dates on which dividends will be paid;

•	whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will begin to accumulate;

•	any applicable redemption or sinking fund provisions;

•	any applicable conversion provisions;

•	whether we have elected to offer depositary shares with respect to that series of preferred stock; and

•	any additional dividend, liquidation, voting and other rights and restrictions applicable to that series of preferred stock.

The shares of preferred stock will, when issued against full payment of their purchase price, be fully paid and nonassessable.

Dividend Rights. If you purchase preferred stock being offered by use of this prospectus and an applicable prospectus supplement, you will be entitled to receive, when, as and if declared by our board of directors, dividends at the rates and on the dates set forth in the prospectus supplement. Dividend rates may be fixed, variable or both. The nature, amount, rates, timing and other details of dividend rights for a series of preferred stock will be described in the applicable prospectus supplement and will be payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of our stock, as described in the applicable prospectus supplement. We are subject to various regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums.

Voting Rights. The voting rights of preferred stock of any series being offered will be described in the applicable prospectus supplement.

Liquidation Rights. In the event that we liquidate, dissolve or wind-up our affairs, either voluntarily or involuntarily, holders of our preferred stock will be entitled to receive liquidating distributions in the amount set forth in the applicable prospectus supplement, plus accrued and unpaid dividends, if any, before we make any distribution of assets to the holders of our common stock or any junior preferred stock. If we fail to pay in full all amounts payable with respect to preferred stock being offered by us and any stock having the same rank as that series of preferred stock, the holders of the preferred stock and of that other stock will share in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After the holders of each series of preferred stock and any stock having the same rank as the preferred stock are paid in full, they will have no right or claim to any of our remaining assets. For any series of preferred stock being offered by this prospectus and an applicable prospectus supplement, neither the sale of all or substantially all of our property or business nor a merger or consolidation by us with any other corporation will be considered a dissolution, liquidation or winding-up of our business or affairs.

Redemption. The terms, if any, on which shares of a series of preferred stock being offered may be redeemed will be described in the applicable prospectus supplement. The preferred stock of a series may be redeemed in such amount or amounts, and at such time or times, if any, as may be provided in respect of that particular series of preferred stock. Preferred stock may be redeemed by the Company only to the extent legally permissible and/or as approved by our banking regulators.

Conversion Rights. The applicable prospectus supplement will state the terms, if any, on which shares of a series of preferred stock being offered are convertible into shares of our common stock or another series of our preferred stock.

Anti-Takeover Provisions

Certain provisions of our Restated Certificate of Incorporation, our Bylaws and the Delaware General Corporation Law may have the effect of impeding the acquisition of control of the Company by means of a tender offer, a proxy fight, open-market purchases or otherwise in a transaction not approved by our board of directors. These provisions may have the effect of discouraging a future takeover attempt which is not approved by our board of directors but which individual stockholders may deem to be in their best interests or in which our stockholders may receive a substantial premium for their shares over then-current market prices. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also render the removal of our current board of directors or management more difficult.

These provisions of our Restated Certificate of Incorporation and our Bylaws include the following:

  Our board of directors may issue additional authorized shares of our capital stock to deter future attempts to gain control of the Company, and have the authority to determine the terms of any one or more series of preferred stock, such as voting rights, conversion rates and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, our board has the power, to the extent consistent with its fiduciary duties, to issue a series of preferred stock to persons friendly to management in order to attempt to block a merger or other transaction by which a third party seeks control, and thereby assist the incumbent board of directors and management to retain their respective positions;

  Our Restated Certificate of Incorporation does not provide for cumulative voting for any purpose.

  Certain transactions with certain related parties, including those beneficially owning 5% of the outstanding voting stock of the Company (including any merger or consolidation, the sale, lease or exchange of all or a substantial part of all of the assets, any issuance or transfer of any voting stock to any other entity in exchange for cash, assets or securities, and any reclassification of securities) must be approved by at least 75% of the outstanding voting stock, unless (a) approved by a resolution adopted by a majority of the directors unaffiliated with the related party or (b) certain conditions are met with respect to the consideration paid by the related party. These provisions in our Restated Certificate of Incorporation may encourage companies interested in acquiring us to negotiate in advance with our board of directors. These provisions may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interest.

  When evaluating a proposal by another person to make a tender or exchange offer for an equity security, to merge or consolidate with us or to purchase or otherwise acquire all or substantially all of our assets, our Restated Certificate of Incorporation allows the board of directors to consider non-stockholder interests, such as the social and economic effects of the transaction on us and our subsidiaries and the other elements of the communities in which we and our subsidiaries operate or are located; and

  An amendment of our Restated Certificate of Incorporation must be approved by a majority vote of the board of directors and also by a majority vote of the outstanding shares of our common stock, provided, however, that an affirmative vote of at least 75% of the voting power of all outstanding capital stock of the Corporation entitled to vote is required to amend, alter or repeal certain provisions of out Restated Certificate of Incorporation, including provisions (a) regarding the nomination of, number and classes of directors, and the voting for and removal of a director, (b) related to voting on certain business combinations with related parties, and (c) regarding amendment of the foregoing supermajority provisions of our Restated Certificate of Incorporation.

Delaware Law. As we have not elected to opt out of the applicability of Section 203 of the Delaware General Corporation Law in our Restated Certificate of Incorporation, we are currently governed by this section of Delaware law. Under Section 203 of the Delaware General Corporation Law, subject to certain exceptions, we are prohibited from engaging in any business combination with any interested stockholder for a period of three years following the time that the stockholder became an interested stockholder. For this purpose, an “interested stockholder” generally includes current and certain former holders of 15% or more of our outstanding stock. The provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board of directors. These provisions may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Banking Laws. The ability of a third party to acquire the Company is also subject to applicable banking laws and regulations. The Bank Holding Company Act of 1956 (the “BHCA”) and the regulations thereunder require any “bank holding company” (as defined in the BHCA) to obtain the approval of the Federal Reserve prior to acquiring more than 5% of the outstanding shares of a class of our voting stock. As a financial holding company, the Company is a bank holding company under the BHCA. Any person other than a bank holding company is required to obtain prior approval of the Federal Reserve to acquire 10% or more of the outstanding shares of a class of our voting stock under the Change in Bank Control Act of 1978. Federal law also prohibits any person or company from acquiring “control” of an FDIC-insured depository institution or its holding company without prior notice to the appropriate federal bank regulator. “Control” is conclusively presumed to exist upon the acquisition of 25% or more of the outstanding voting securities of a bank or bank holding company, but may arise under certain circumstances between 10% and 24.99% ownership. For purposes of calculating ownership thresholds under these banking regulations, bank regulators would likely take the position that the minimum number of shares, and could take the position that the maximum number of shares, of the Company’s common stock that a holder is entitled to receive pursuant to securities convertible into or settled in the Company’s common stock, including pursuant to the Company’s warrants to purchase the Company’s common stock held by such holder, must be taken into account in calculating a shareholder’s aggregate holdings of the Company’s common stock.

DESCRIPTION OF DEBT SECURITIES

The following is a description of the general terms of the debt securities. We will file a prospectus supplement that may contain additional terms when we issue debt securities. The terms presented here, together with the terms in a related prospectus supplement, will be a description of the material terms of the debt securities. The following description summarizes the material provisions of the indenture and the debt securities to be issued thereunder. This description is not complete and is subject to, and is qualified in its entirety by reference to, the indenture and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The specific terms of any series of debt securities will be described in the applicable prospectus supplement, and may differ from the general description of the terms presented below. We have filed a form of indenture governing different types of debt securities with the SEC as an exhibit to the registration statement of which this prospectus is a part.

We may issue, from time to time, debt securities, in one or more series. The debt securities we offer will be issued under an indenture between us and the trustee named in the indenture. These debt securities that we may issue include senior debt securities, subordinated debt securities, and convertible debt securities. The following is a summary of the material provisions of the form of indenture filed as an exhibit to the registration statement of which this prospectus is a part. The form of indenture is subject to any amendments or supplements that we may enter into with the trustee(s). For each series of debt securities, the applicable prospectus supplement for the series may change and supplement the summary below.

General Terms of the Indenture

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us. For each series of debt securities, any restrictive covenants for those debt securities will be described in the applicable prospectus supplement for those debt securities.

You should refer to the prospectus supplement relating to a particular series of debt securities for a description of the following terms of the debt securities offered by that prospectus supplement and by this prospectus:

•	the title and authorized denominations of those debt securities;

•	any limit on the aggregate principal amount of that series of debt securities;

•	the date or dates on which principal and premium, if any, of the debt securities of that series is payable;

•	the interest rate or rates, and the dates from which interest, if any, on the debt securities of that series will accrue and the dates when interest is payable or the method by which such dates are to be determined;

•	the right, if any, to extend the interest payment periods and the duration of the extensions;

•	if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

•	the place or places where and the manner in which principal of, premium, if any, and interest, if any, on the debt securities of that series will be payable and the place or places where those debt securities may be presented for transfer and, if applicable, conversion or exchange;

•	the period or periods within which, the price or prices at which, the currency or currencies in which, and other terms and conditions upon which those debt securities may be redeemed, in whole or in part, at our option or the option of a holder of those securities, if we or a holder have that option;

•	our obligation or right, if any, to redeem, repay or purchase those debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of those securities, and the terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

•	the terms, if any, on which the debt securities of that series will be subordinate in right and priority of payment to our other debt;

•	the denominations in which those debt securities will be issuable;

•	if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;

•	whether those debt securities will be issued in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons;

•	whether any securities of that series are to be issued in whole or in part in the form of one or more global securities and the depositary for those global securities;

•	if other than U.S. dollars, the currency or currencies in which payment of principal of or any premium or interest on those debt securities will be payable;

•	if the principal of or any premium or interest on the debt securities of that series is to be payable, or is to be payable at our election or the election of a holder of those securities, in securities or other property, the type and amount of those securities or other property, or the manner of determining that amount, and the period or periods within which, and the terms and conditions upon which, any such election may be made;

•	the events of default and covenants relating to the debt securities that are in addition to, modify or delete those described in this prospectus;

•	conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

•	whether and upon what terms the debt securities may be defeased, if different from the provisions set forth in the indenture;

•	the nature and terms of any security for any secured debt securities;

•	the terms applicable to any debt securities issued at a discount from their stated principal amount; and

•	any other specific terms of any debt securities.

The applicable prospectus supplement will describe material U.S. federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are to be listed or quoted.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for shares of our equity securities. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding our ability or the ability of any holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange price; and

•	provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale

We cannot consolidate with or merge with or into, or transfer or lease all or substantially all of our assets to, any person, unless we are the continuing company or unless the successor entity or person to which our assets are transferred or leased is organized under the laws of the United States, any state of the United States or the District of Columbia, and expressly assumes our obligations under the debt securities and the indenture. In addition, we cannot complete such a transaction unless (a) immediately after completing the transaction, no event of default under the indenture, and no event that, after notice or lapse of time or both, would become an event of default under the indenture, has occurred and is continuing and (b) we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that the transaction and, if a supplemental indenture is required in connection with the transaction, the supplemental indenture, comply with the indenture and that all conditions precedent to the transaction contained in the indenture have been satisfied. When the person to whom our assets are transferred or leased has assumed our obligations under the debt securities and the indenture, we will be discharged from all our obligations under the debt securities and the indenture, except in limited circumstances.

This covenant would not apply to any recapitalization transaction, a change of control affecting us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.

Events of Default

The indenture provides that the following will be “events of default” with respect to any series of debt securities:

•	failure to pay interest for 30 days after the date payment is due and payable;

•	failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise and, in the case of technical or administrative difficulties, only if such default persists for a period of more than three business days;

•	failure to make sinking fund payments when due and continuance of such default for a period of 30 days;

•	failure to perform other covenants for 90 days after notice that performance was required;

•	events in bankruptcy, insolvency or reorganization relating to us; or

•	any other event of default provided in the applicable officer’s certificate, resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. For each series of debt securities, any modifications to the above events of default will be described in the applicable prospectus supplement for those debt securities.

The indenture provides that if an event of default specified in the first, second, third, fourth or sixth bullets above occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) to be due and payable immediately. If an event of default specified in the fifth bullet above occurs and is continuing, then the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) will be due and payable immediately, without any declaration or other act on the part of the trustee or any holder. In certain cases, holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of holders of all those debt securities, rescind and annul a declaration of acceleration.

The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the indenture unless:

•	the holder has previously given to the trustee written notice of default and continuance of such default;

•	the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action;

•	the requesting holders have offered the trustee indemnity for the reasonable expenses and liabilities that may be incurred by bringing the action;

•	the trustee has not instituted the action within 60 days of the request and offer of indemnity; and

•	the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the affected series.

We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Discharge, Defeasance and Covenant Defeasance

We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within one year. We may effect a discharge by irrevocably depositing with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and any premium and interest on, the debt securities and any mandatory sinking fund payments.

Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time, which we refer to as defeasance. We may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default under the trust declaration, which we refer to as covenant defeasance. We may affect defeasance and covenant defeasance only if, among other things:

•	we irrevocably deposit with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified to be enough to pay at maturity, or upon redemption, the principal (including any mandatory sinking fund payments) of, and any premium and interest on, all outstanding debt securities of the series; and

•	we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders’ U.S. federal income tax treatment of principal, and any premium and interest payments on, the series of debt securities.

In the case of a defeasance by us, the opinion we deliver must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law occurring, after the date of the indenture, since such a result would not occur under the U.S. federal income tax laws in effect on that date.

Although we may discharge or decrease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indenture

The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to, among other things:

•	evidence the assumption by a successor entity of our obligations;

•	add to our covenants for the benefit of the holders of debt securities, or to surrender any rights or power conferred upon us;

•	add any additional events of default;

•	cure any ambiguity or correct any inconsistency or defect in the indenture;

•	add to, change or eliminate any of the provisions of the indenture in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision as to which the modification would apply;

•	add guarantees of or secure any debt securities;

•	establish the forms or terms of debt securities of any series;

•	evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture as is necessary for the administration of the trusts by more than one trustee;

•	modify, eliminate or add to the provisions of the indenture as shall be necessary to effect the qualification of the indenture under the Trust Indenture Act of 1939 or under any similar federal statute later enacted, and to add to the indenture such other provisions as may be expressly required by the Trust Indenture Act; and

•	make any other provisions with respect to matters or questions arising under the indenture that will not be inconsistent with any provision of the indenture as long as the new provisions do not adversely affect the interests of the holders of any outstanding debt securities of any series created prior to the modification.

The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of each series of debt securities affected by such supplemental indenture then outstanding, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or any supplemental indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

•	extend the final maturity of any debt security;

•	reduce the principal amount or premium, if any;

•	reduce the rate or extend the time of payment of interest;

•	reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration;

•	change the currency in which the principal, and any premium or interest, is payable;

•	impair the right to institute suit for the enforcement of any payment on any debt security when due;

•	if applicable, adversely affect the right of a holder to convert or exchange a debt security; or

•	reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture or for waivers of compliance with or defaults under the indenture with respect to debt securities of that series.

The indenture provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any series, by notice to the relevant trustee, may on behalf of the holders of the debt securities of that series waive any default and its consequences under the indenture except:

•	a default in the payment of any premium and any interest on, or principal of, any such debt security held by a nonconsenting holder; or

•	a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Registered Global Securities and Book Entry System

Unless otherwise indicated in the applicable prospectus supplement, each debt security offered by this prospectus will be issued in the form of one or more global securities representing all or part of that series of debt securities. This means that we will not issue certificates for that series of debt securities to the holders. Instead, a global security representing that series will be deposited with, or on behalf of, a securities depositary and registered in the name of the depositary or a nominee of the depositary. Any such depositary must be a clearing agency registered under the Exchange Act. We will describe the specific terms of the depositary arrangement with respect to a series of debt securities to be represented by a global security in the applicable prospectus supplement.

Concerning the Trustee

The indenture provides that there may be more than one trustee under the indenture, each for one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under that indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed from one or more series of debt securities. All payments of principal of, and any premium and interest on, and all registration, transfer, exchange, authentication and delivery of, the debt securities of a series will be effected by the trustee for that series at an office designated by the trustee in New York, New York.

The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise those rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

If the trustee becomes a creditor of ours, the indenture places limitations on the right of the trustee to obtain payment of claims or to realize on property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties concerning the debt securities, however, it must eliminate the conflict or resign as trustee.

No Individual Liability of Incorporators, Shareholders, Officers or Directors

The indenture provides that no past, present or future director, officer, shareholder or employee of ours, any of our affiliates, or any successor corporation, in their capacity as such, shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, preferred stock, common stock, other securities of the Company, or any combination of the foregoing. Warrants may be issued alone or together with securities offered by any prospectus supplement and may be attached to, or separate from, those securities. The particular terms of any warrants will be described more specifically in the prospectus supplement relating to such warrants.

The prospectus supplement relating to any warrants we are offering will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, in connection with the offering of any warrants, and you should read the warrant agreement for provisions that may be important to you. We will describe the particular terms of any series of warrants being offered in the applicable prospectus supplement relating to that series of warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding-up, or to exercise voting rights, if any.

DESCRIPTION OF DEPOSITARY SHARES

The following is a summary of the general terms of a deposit agreement to govern any depositary shares we may offer representing fractional interests in shares of our preferred stock, the depositary shares themselves and the related depositary receipts. This summary does not purport to be complete in all respects and is subject to and qualified entirely by reference to the relevant deposit agreement and depositary receipt with respect to the depositary shares relating to any particular series of preferred stock. A copy of the deposit agreement and form of depositary receipt relating to any depositary shares we issue will be filed with the SEC in connection with the offering of any depositary shares. The specific terms of any depositary shares we may offer will be described in the applicable prospectus supplement. If so described in the applicable prospectus supplement, the terms of that series of depositary shares may differ from the general description of terms presented below.

General

We may offer fractional interests in shares of our preferred stock, including in the event that our then authorized but yet undesignated shares of preferred stock is not sufficient to offer full shares of preferred stock. If we offer fractional interests in shares of our preferred stock, we will provide for the issuance by a depositary to the public of receipts for depositary shares, each of which will represent a fractional interest in a share of a particular series of preferred stock.

The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the U.S. and having a combined capital and surplus of such amount as may be set forth in the applicable prospectus supplement. We will name the depositary in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying the depositary share, including any dividend, voting, redemption, conversion and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement, which will be described in the applicable prospectus supplement.

Dividend Rights

The depositary will distribute all cash dividends or other cash distributions in respect of the preferred stock underlying the depositary shares to each record holder of depositary shares based on the number of the depositary shares owned by that holder on the relevant record date. The depositary will distribute only that amount which can be distributed without attributing to any holder of depositary shares a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary shares.

If there is a distribution other than in cash, the depositary will distribute property to the entitled record holders of depositary shares, unless the depositary determines that it is not feasible to make that distribution. In that case the depositary may, with our approval, adopt the method it deems equitable and practicable for making that distribution, including any sale of property and distribution of the net proceeds from this sale to the applicable holders.

Voting Rights

When the depositary receives notice of any meeting at which the holders of the preferred stock may vote, the depositary will mail information about the meeting contained in the notice, and any accompanying proxy materials, to the record holders of the depositary shares relating to the preferred stock. Each record holder of such depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to how the preferred stock underlying the holder’s depositary shares should be voted.

Conversion or Exchange Rights

If any series of preferred stock underlying the depositary shares is subject to conversion or exchange, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary receipts to convert or exchange the depositary shares.

Redemption

If the series of the preferred stock underlying the depositary shares is subject to redemption, all or a part of the depositary shares will be redeemed from the redemption proceeds of that series of the preferred stock held by the depositary. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred stock. Whenever we redeem preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as determined by the depositary.

After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will cease, except the right to receive money or other property that the holders of the depositary shares were entitled to receive upon the redemption. Payments will be made when holders surrender their depositary receipts to the depositary.

Taxation

Owners of depositary shares will be treated for U.S. federal income tax purposes as if they were owners of the preferred stock represented by the depositary shares. If necessary, the applicable prospectus supplement will provide a description of U.S. federal income tax consequences relating to the purchase and ownership of the depositary shares and the preferred stock represented by the depositary shares.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary at any time. However, certain amendments as specified in the applicable prospectus supplement will not be effective unless approved by the record holders of at least a majority of the depositary shares then-outstanding. A deposit agreement may be terminated by us or the depositary only if:

•	all outstanding depositary shares relating to the deposit agreement have been redeemed; or

•	there has been a final distribution on the preferred stock of the relevant series in connection with our liquidation, dissolution or winding up of our business and the distribution has been distributed to the holders of the related depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay associated charges of the depositary for the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges that are stated to be their responsibility in the deposit agreement.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering notice to us. We may also remove the depositary at any time. Resignations or removals will take effect when a successor depositary is appointed and it accepts the appointment.

DESCRIPTION OF SUBSCRIPTION RIGHTS

The following is a summary of the general terms of the subscription rights to purchase common stock or other securities that we may offer to stockholders using this prospectus. This summary is subject to and qualified entirely by reference to the applicable forms of subscription agent agreement and subscription certificate, each of which will be filed with the SEC in connection with an offering of any subscription rights.

Subscription rights may be issued independently or together with any other security and may or may not be transferable. As part of any subscription rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such subscription rights offering. If we issue subscription rights, they will be governed by a separate subscription agent agreement that we will sign with a bank or trust company, as rights agent, that will be named in the applicable prospectus supplement. The rights agent will act solely as our agent and will not assume any obligation to any holders of subscription rights certificates or beneficial owners of subscription rights.

The prospectus supplement relating to any subscription rights we offer will describe the specific terms of the offering and the subscription rights, including the record date for stockholders entitled to the subscription rights distribution, the number of subscription rights issued and the number of shares of common stock or other securities that may be purchased upon exercise of the subscription rights, the exercise price of the subscription rights, the date on which the subscription rights will become effective and the date on which the subscription rights will expire, and any material U.S. federal income tax considerations.

In general, a subscription right entitles the holder to purchase for cash a specific number of shares of common stock or other securities at a specified exercise price. The rights are issued to stockholders as of a specific record date and normally may be exercised only for a limited period of time and become void following the expiration of such period.

If fewer than all of the subscription rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement. After the close of business on the expiration date of a subscription rights offering, all unexercised subscription rights will become void.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to such holders, a specified number of shares of our common stock or preferred stock at a future date or dates. The price per share, and number of shares, of our common stock or preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of units consisting of a stock purchase contract and our debt securities or debt obligations of third parties, including Treasury securities, securing the holders’ obligations to purchase the shares of our common stock under the stock purchase contracts. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice-versa and such payments may be unsecured or prefunded on some basis.

The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units. The description in the prospectus supplement will reference the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more debt securities, shares of common stock, shares of preferred stock or warrants or any combination of such securities, including guarantees of any securities.

A prospectus supplement and any other offering materials relating to any units issued under the registration statement containing this prospectus will specify the terms of the units, including:

•	the terms of the units and of any of the debt securities, common stock, preferred stock, warrants and guarantees comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus to one or more underwriters or dealers for public offering and sale by them or to investors directly or through agents, or through a combination of these methods of sale. The applicable prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds to us from the sale;

•	any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

We may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. Only those underwriters identified in such prospectus supplement will be deemed to be underwriters in connection with the securities offered in the prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the applicable prospectus supplement specifies. The securities may be sold through a rights offering, forward contracts or similar arrangements. In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. Some of the underwriters, dealers or agents who participate in the securities distribution may engage in other transactions with, and perform other services for, us or our subsidiary in the ordinary course of business.

We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

The securities may or may not be listed on a national securities exchange. In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time.

The underwriters, dealers and agents, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for, the Company and its subsidiaries in the ordinary course of business.

Under the securities laws of some states, to the extent applicable, the securities may be sold in such states only through registered or licensed brokers or dealers. In addition, if our common stock is no longer listed on the NASDAQ Global Market or another national securities exchange, in some states the securities may not be sold unless such securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street N.E., Washington D.C. 20549. The public can obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public at the SEC’s Internet site at http://www.sec.gov and through our Internet site at http://www.firstmid.com.

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, other than information in these documents that is not deemed to be filed with the SEC, until our offering is completed:

  our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 3, 2017, including the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 14, 2017 that are incorporated therein;

  the description of our common stock contained in our registration statement on 8-A, filed on April 30, 2014, and any amendment or report filed for the purpose of updating such description; and

  our Current Reports on Form 8-K filed March 3, and March 20, 2017.

You may request a copy of these filings at no cost, by writing to or telephoning us at the following address:

First Mid-Illinois Bancshares, Inc.

1421 Charleston Avenue

Mattoon, Illinois 61938

Tel: (217) 258-0463

Attn: Shareholder Relations

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

LEGAL MATTERS

Certain legal matters in connection with any offering of securities made by this prospectus will be passed upon for us by our counsel Schiff Hardin LLP of Chicago, Illinois. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

EXPERTS

The consolidated financial statements of First Mid-Illinois Bancshares, Inc. as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2016, have been incorporated by reference in this prospectus in reliance upon the reports of BKD LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.